Exhibit 10.39

LOAN NUMBER	LOAN NAME	ACCT. NUMBER	AGREEMENT DATE	INITIALS
4060026	PROUROCARE MEDICAL, INC		10/10/07	KRH

NOTE AMOUNT	INDEX (w/Margin)	RATE	MATURITY DATE	LOAN PURPOSE
$1,200,000.00	Wall Street Journal Prime plus 1.000%	6.750%	02/28/09	Commercial

Creditor Use Only

COMMERCIAL LOAN AND SECURITY AGREEMENT

Single Advance Loan

DATE AND PARTIES. The date of this Commercial Loan Agreement (Agreement) is October 10, 2007. The parties and their addresses are as follows:

LENDER:

CROWN BANK
6600 France Avenue South Ste 125
Edina, Minnesota 55435

BORROWER:

PROUROCARE MEDICAL. INC
a Nevada Corporation
5500 WAYZATA BLVD SUITE 310
GOLDEN VALLEY, Minnesota 55416

1.    DEFINITIONS. For the purposes of this Agreement, the following terms have the following meanings.

A. Accounting Terms. In this Agreement, any accounting terms that are not specifically defined will have their customary meanings under generally accepted accounting principles.

B. Insiders. Insiders include those defined as insiders by the United States Bankruptcy Code, as amended; or to the extent left undefined, include without limitation any officer, employee, stockholder or member, director, partner, or any immediate family member of any of the foregoing, or any person or entity which, directly or indirectly, controls, is controlled by or is under common control with me.

C. Loan. The Loan refers to this transaction generally, including obligations and duties arising from the terms of all documents prepared or submitted for this transaction.

D. Loan Documents. Loan Documents refer to all the documents executed as a part of or in connection with the Loan.

E. Pronouns. The pronouns “I”, “me” and “my” refer to every Borrower signing this Agreement, individually or together. “You” and “your” refers to the Loan’s lender.

F. Property. Property is any property, real, personal or intangible, that secures my performance of the obligations of this Loan.

2.    SINGLE ADVANCE. In accordance with the terms of this Agreement and other Loan Documents, you will provide me with a term note in the amount of $1,200,000.00 (Principal). I will receive the funds from this Loan in one advance. No additional advances are contemplated, except those made to protect and preserve your interests as provided in this Agreement or other Loan Documents.

3.    MATURITY DATE. I agree to fully repay the Loan by February 28, 2009.

4.    SECURITY AGREEMENT.

A. Secured Debts. This Security Agreement will secure the following debts (Secured Debts), together with all extensions, renewals, refinancings, modifications and replacements of the Secured Debts:

(1) Sums Advanced. All sums advanced and expenses incurred by you under the terms of this Loan Agreement.

(2) All Debts. All present and future debts of all Borrowers owing to you, even if this Security Agreement is not specifically referenced, the future debts are also secured by other collateral, or if the future debt is unrelated to or of a different type than this debt. If more than one person signs this Security Agreement, each agrees that it will secure debts incurred either individually or with others who may not sign this Security Agreement. Nothing in this Security Agreement constitutes a commitment to make additional or future loans or advances. Any such commitment must be in writing.

This Security Agreement will not secure any debt for which you fail to give any required notice of the right of rescission. This Security Agreement will not secure any debt for which a non-possessory, non-purchase money security interest is created in “household goods” in connection with a “consumer loan,” as those terms are defined by federal law governing unfair and deceptive credit practices.

B. Security Interest. To secure the payment and performance of the Secured Debts, I give you a security interest in all of the Property described in this Security Agreement that I own or have sufficient rights in which to transfer an interest, now or in the future, wherever the Property is or will be located, and all proceeds and products from the Property (including, but not limited to, all parts, accessories, repairs, replacements, improvements, and accessions to the Property). Property is all the collateral given as security for the Secured Debts and described in this Security Agreement, and includes all obligations that support the payment or performance of the Property, “Proceeds” includes anything acquired upon the sale, lease, license, exchange, or other disposition of the Property; any rights and claims arising from the Property; and any collections and distributions on account of the Property,

This Security Agreement remains in effect until terminated in writing, even if the Secured Debts are paid and you are no longer obligated to advance funds to me under any loan or credit agreement.

C. Property Description. The Property is described as follows:

(1) Inventory. All inventory which I hold for ultimate sale or lease, or which has been or will be supplied under contracts of service, or which are raw materials, work In process, or materials used or consumed in my business.

(2) Accounts and Other Rights to Payment. All rights I have now or in the future to payments including, but not limited to, payment for property or services sold, leased, rented, licensed, or assigned, whether or not I have earned such payment by performance. This includes any rights and interests (including all liens and security interests) which I may have by law or agreement against any Account Debtor or obligor of mine.

(3) General Intangibles. All general intangibles including, but not limited to. tax refunds, applications for patents, patents, copyrights, trademarks, trade secrets, good will, trade names, customer lists, permits and franchises, payment intangibles, computer programs and all supporting information provided in connection with a transaction relating to computer programs, and the right to use my name.

(4) Equipment. All equipment including, but not limited to. all machinery, vehicles, furniture, fixtures, manufacturing equipment, farm machinery and equipment, shop equipment, office and recordkeeping equipment, and parts and tools. All equipment described In a list or schedule which I give will also be included in the Property, but such a list is not necessary for a valid security interest in my equipment.

D. Duties Toward Property.

(1)        Protection of Secured Party’s Interest. I will defend the Property against any other claim. I agree to do whatever you require to protect your security interest and to keep your claim in the Property ahead of the claims of other creditors, I will not do anything to harm your position.

I will keep books, records and accounts about the Property and my business in general. I will let you examine these and make copies at any reasonable time. I will prepare any report or accounting you request which deals with the Property.

(2)        Use, Location, and Protection of the Property. I will keep the Property in my possession and in good repair. I will use it only for commercial purposes. I will not change this specified use without your prior written consent. You have the right of reasonable access to inspect the Property and I will immediately inform you of any loss or damage to the Property. I will not cause or permit waste to the Property.

I will keep the Property at my address listed in the DATE AND PARTIES section unless we agree I may keep it at another location. If the Property is to be used in other states, I will give you a list of those states. The location of the Property is given to aid in the identification of the Property. It does not in any way limit the scope of the security interest granted to you. I will notify you in writing and obtain your prior written consent to any change in location of any of the Property. I will not use the Property in violation of any law. I will notify you in writing prior to any change in my address, name or, if an organization, any change in my identity or structure.

Until the Secured Debts are fully paid and this Security Agreement is terminated, I will not grant a security interest in any of the Property without your prior written consent. I will pay all taxes and assessments levied or assessed against me or the Property and provide timely proof of payment of these taxes and assessments upon request.

(3)        Selling, Leasing or Encumbering the Property. I will not sell, offer to sell, lease, or otherwise transfer or encumber the Property without your prior written permission, except for Inventory sold in the ordinary course of business at fair market value, or at a minimum price established between you and me. If I am in default under this Security Agreement, I may not sell the Inventory portion of the Property even in the ordinary course of business. Any disposition of the Property contrary to this Security Agreement will violate your rights. Your permission to sell the Property may be reasonably withheld without regard to the creditworthiness of any buyer or transferee. I will not permit the Property to be the subject of any court order affecting my rights to the Property in any action by anyone other than you. If the Property includes chattel paper or instruments, either as original collateral or as proceeds of the Property, I will note your security interest on the face of the chattel paper or instruments.

(4)        Additional Duties Specific to Accounts. I will not settle any Account for less than its full value without your written permission. Until you tell me otherwise, I will collect all Accounts in the ordinary course of business. I will not dispose of the Accounts by assignment without your prior Written consent, I will keep the proceeds from all the Accounts and any goods which are returned to me or which I take back, I will not commingle them with any of my other property. I will deliver the Accounts to you at your request. If you ask me to pay you the full price on any returned items or items retaken by me, I will do so. I will make no material change in the terms of any Account, and I will give you any statements, reports, certificates, lists of Account Debtors (showing names, addresses and amounts owing), invoices applicable to each Account, and other data in any way pertaining to the Accounts as you may request.

E. Collection Rights Of The Secured Party. Account Debtor means the person who is obligated on an account, chattel paper, or general intangible. I authorize you to notify my Account Debtors of your security interest and to deal with the Account Debtors’ obligations at your discretion. You may enforce the obligations of an Account Debtor, exercising any of my rights with respect to the Account Debtors’ obligations to make payment or otherwise render performance to me, including the enforcement of any security interest that secures such obligations. You may apply proceeds received from the Account Debtors to the Secured Debts or you may release such proceeds to me.

I specifically and irrevocably authorize you to exercise any of the following powers at my expense, without limitation, until the Secured Debts are paid in full:

(1) demand payment and enforce collection from any Account Debtor or Obligor by suit or otherwise.

(2) enforce any security interest, lien or encumbrance given to secure the payment or performance of any Account Debtor or any obligation constituting Property.

(3) file proofs of claim or similar documents in the event of bankruptcy, insolvency or death of any person obligated as an Account Debtor.

(4) compromise, release, extend, or exchange any indebtedness of an Account Debtor.

(5) take control of any proceeds of the Account Debtors’ obligations and any returned or repossessed goods,

(6) endorse all payments by any Account Debtor Which may come into your possession as payable to me,

(7) deal in all respects as the holder and owner of the Account Debtors’ obligations.

F. Authority To Perform. I authorize you to do anything you deem reasonably necessary to protect the Property, and perfect and continue your security interest in the Property. If I fail to perform any of my duties under this Security Agreement or any other security interest, you are authorized to perform the duties or cause them to be performed.

These authorizations include, but are not limited to. permission to:

(1) pay and discharge taxes, liens, security interests or other encumbrances at any time levied or placed on the Property.

(2) pay any rents or other charges under any lease affecting the Property.

(3) order and pay for the repair, maintenance and preservation of the Property.

(4) file any financing statements on my behalf and pay for filing and recording fees pertaining to the Property.

(5) place a note on any chattel paper indicating your interest in the Property.

(6) take any action you feel necessary to realize on the Property, including performing any part of a contract or endorsing it in my name.

(7) handle any suits or other proceedings involving the Property in my name.

(8) prepare, file, and sign my name to any necessary reports or accountings.

(9) make an entry on my books and records showing the existence of this Agreement.

(10) notify any Account Debtor of your interest in the Property and tell the Account Debtor to make payments to you or someone else you name.

If you perform for me, you will use reasonable care. If you exercise the care and follow the procedures that you generally apply to the collection of obligations owed to you, you will be deemed to be using reasonable care. Reasonable care will not include: any steps necessary to preserve rights against prior parties; the duty to send notices, perform services or take any other action in connection with the management of the Property; or the duty to protect, preserve or maintain any security interest given to others by me or other parties. Your authorization to perform for me will not create an obligation to perform and your failure to perform will not preclude you from exercising any other rights under the law or this Security Agreement. All cash and non-cash proceeds of the Property may be applied by you only upon your actual receipt of cash proceeds against such of the Secured Debts, matured or unmatured, as you determine in your sole discretion.

If you come into actual or constructive possession of the Property, you will preserve and protect the Property. For purposes of this paragraph, you will be in actual possession of the Property only when you have physical, immediate and exclusive control over the Property and you have affirmatively accepted that control. You will be in constructive possession of the Property only when you have both the power and the intent to exercise control over the Property.

G. Name and Location. My name indicated in the DATE AND PARTIES section is my exact legal name. I am an entity organized and registered under the laws of Nevada. I will provide verification of registration and location upon your request. I will provide you with at least 30 days notice prior to any change in my name, address, or state of organization or registration.

H. Perfection of Security Interest. I authorize you to file a financing statement covering the Property. I will comply with, facilitate, and otherwise assist you in connection with obtaining perfection or control over the Property for purposes of perfecting your security interest under the Uniform Commercial Code. I agree to pay all actual costs of terminating your security interest.

5. WARRANTIES AND REPRESENTATIONS. I make to you the following warranties and representations which will continue as long as this Loan is in effect, except when this Agreement provides otherwise.

A. Power. I am duly organized, and validly existing and in good standing in all jurisdictions in which I operate. I have the power and authority to enter into this transaction and to carry on my business or activity as it is now being conducted and, as applicable, am qualified to do so in each jurisdiction in which I operate.

B. Authority. The execution, delivery and performance of this Loan and the obligation evidenced by the Note are within my powers, have been duly authorized, have received all necessary governmental approval, will not violate any provision of law, or order of court or governmental agency, and will not violate any agreement to which I am a party or to which I am or any of my property is subject.

C. Business Name. Other than previously disclosed in writing to you I have not changed my name or principal place of business within the last 10 years and have not used any other trade or fictitious name. Without your prior written consent, I do not and will not use any other name and will preserve my existing name, trade names and franchises.

D. Ownership of Property. I represent that I own all of the Property. Your claim to the Property is ahead of the claims of any other creditor, except as disclosed in writing to you prior to any advance on the Secured Debts. I represent that I am the original owner of the Property and, if I am not, that I have provided you with a list of prior owners of the Property.

E. Hazardous Substances. Except as I previously disclosed in writing and you acknowledge in writing, no Hazardous Substance, underground tanks, private dumps or open wells are currently located at, on, in, under or about the Property.

F. Use of Property. After diligent inquiry, I do not know or have reason to know that any Hazardous Substance has been discharged, leached or disposed of, in violation of any Environmental Law, from the property onto, over or into any other property, or from any other property onto, over or into the property.

G. Environmental Laws. I have no knowledge or reason to believe that there is any pending or threatened investigation, claim, judgment or order, violation, lien, or other notice under any Environmental Law that concerns me or the property. The property and any activities on the property are in full compliance with all Environmental Law.

H. Loan Purpose. The purpose of this Loan is WORKING CAPITAL.

I. No Other Liens. I own or lease all property that I need to conduct my business and activities. I have good and marketable title to all property that I own or lease. All of my Property is free and clear of all liens, security interests, encumbrances and other adverse claims and interests, except those to you or those you consent to in writing.

J. Compliance With Laws. I am not violating any laws, regulations, rules, orders, judgments or decrees applicable to me or my property, except for those which I am challenging in good faith through proper proceedings after providing adequate reserves to fully pay the claim and its challenge should I lose.

K. Legal Dispute. There are no pending or threatened lawsuits, arbitrations or other proceedings against me or my property that singly or together may materially and adversely affect my property, operations, financial condition, or business.

L. Adverse Agreements. I am not a party to, nor am I bound by, any agreement that is now or is likely to become materially adverse to my business. Property or operations.

M. Other Claims. There are no outstanding claims or rights that would conflict with the execution, delivery or performance by me of the terms and conditions of this Agreement or the other Loan Documents. No outstanding claims or rights exist that may result in a lien on the Property, the Property’s proceeds and the proceeds of proceeds, except liens that were disclosed to and agreed to by you in writing.

N. Solvency. I am able to pay my debts as they mature, my assets exceed my liabilities and I have sufficient capital for my current and planned business and other activities. I will not become insolvent by the execution or performance of this Loan.

6. FINANCIAL STATEMENTS. I will prepare and maintain my financial records using consistently applied generally accepted accounting principles then in effect, I will provide you with financial information in a form that you accept and under the following terms.

A. Certification. I represent and warrant that any financial statements that I provide you fairly represents my financial condition for the stated periods, is current, complete, true and accurate in all material respects, includes all of my direct or contingent liabilities and there has been no material adverse change in my financial condition, operations or business since the date the financial information was prepared.

B. Frequency. In addition to the financial statements provided to you prior to closing, I will provide you with current financial statements on an annual basis, or as otherwise requested by you, until I have performed all of my obligations under the Loan and you terminate the Loan in writing.

C. SEC Reports. I will provide you with true and correct copies of all reports, notices or statements that I provide to the Securities end Exchange Commission, any securities exchange or my stockholders, owners, or the holders of any material indebtedness as soon as available or at least within days after issuance.

D. Requested Information. I will provide you with any other information about my operations, financial affairs and condition within days after your request.

7. COVENANTS. Until the Loan and all related debts, liabilities and obligations are paid and discharged, I will comply with the following terms, unless you waive compliance in writing.

A. Participation. I consent to you participating or syndicating the Loan and sharing any information that you decide is necessary about me and the Loan with the other participants or syndicators.

B. Inspection. Following your written request, I will immediately pay for all one-time and recurring out-of-pocket costs that are related to the inspection of my records, business or Property that secures the Loan. Upon reasonable notice, I will permit you or your agents to enter any of my premises and any location where my Property is located during regular business hours to do the following.

(1) You may inspect, audit, check, review and obtain copies from my books, records, journals, orders, receipts, and any correspondence and other business related data.

(2) You may discuss my affairs, finances and business with any one who provides you with evidence that they are a creditor of mine, the sufficiency of which will be subject to your sole discretion.

(3) You may inspect my Property, audit for the u8e and disposition of the Property’s proceeds and proceeds of proceeds; or do whatever you decide is necessary to preserve and protect the Property and your interest in the Property.

After prior notice to me, you may discuss my financial condition and business operations with my independent accountants, if any, or my chief financial officer and I may be present during these discussions. As long as the Loan is outstanding, I will direct all of my accountants and auditors to permit you to examine my records in their possession and to make copies of these records. You will use your best efforts to maintain the confidentiality of the information you or your agents obtain, except you may provide your regulator, if any, with required information about my financial condition, operation and business or that of my parent, subsidiaries or affiliates.

C. Business Requirements. I will preserve and maintain my present existence and good standing in the jurisdiction where I am organized and all of my rights, privileges and franchises. I will do all that is needed or required to continue my business or activities as presently conducted, by obtaining licenses, permits and bonds everywhere I engage in business or activities or own, lease or locate my property. I will obtain your prior written consent before I cease my business or before I engage in any new line of business that is materially different from my present business.

D. Compliance with Laws. I will not violate any laws, regulations, rules, orders, judgments or decrees applicable to me or my Property, except for those which I challenge in good faith through proper proceedings after providing adequate reserves to fully pay the claim and its appeal should I lose. Laws include without limitation the Federal Fair Labor Standards Act requirements for producing goods, the federal Employee Retirement Income Security Act of 1974’s requirements for the establishment, funding and management of qualified deferred compensation plans for employees, health and safety laws, environmental laws, tax laws, licensing and permit laws. On your request, I will provide you with written evidence that I have fully and timely paid my taxes, assessments and other governmental charges levied or imposed on me, my income or profits and my property. Taxes include without limitation sales taxes, use taxes, personal property taxes, documentary stamp taxes, recordation taxes, franchise taxes, income taxes, withholding taxes, FICA taxes and unemployment taxes, I will adequately provide for the payment of these taxes, assessments and other charges that have accrued but are not yet due and payable.

E. New Organizations. I will obtain your written consent and any necessary changes to the Loan Documents before I organize or participate in the organization of any entity, merge into or consolidate with any one, permit any one else to merge into me, acquire all or substantially all of the assets of any one else or otherwise materially change my legal structure, management, ownership or financial condition.

F. Dealings with Insiders. I will not purchase, acquire or lease any property or services from, or sell, provide or lease any property or services to, or permit any outstanding loans or credit extensions to, or otherwise deal with, any Insiders except as required under contracts existing at the time I applied for the Loan and approved by you or as this Agreement otherwise permits. I will not change or breach these contracts existing at Loan application so as to cause an acceleration of or an increase in any payments due,

G. Other Debts. I will pay when due any and all other debts owed or guaranteed by me and will faithfully perform, or comply with all the conditions and obligations imposed on me concerning the debt or guaranty,

H. Other Liabilities. I will not incur, assume or permit any debt evidenced by notes, bonds or similar obligations, except: debt in existence on the date of this Agreement and fully disclosed to you; debt subordinated in payment to you on conditions and terms acceptable to you; accounts payable incurred in the ordinary course of my business and paid under customary trade terms or contested in good faith with reserves satisfactory to you.

I. Notice to You. I will promptly notify you of any material change in my financial condition, of the occurrence of a default under the terms of this Agreement or any other Loan Document, or a default by me under any agreement between me and any third party which materially and adversely affects my property, operations, financial condition or business.

J. Certification of No Default. On your request, my chief financial officer or my independent accountant will provide you with a written certification that to the best of their knowledge no event of default exists under the terms of this Agreement or the other Loan Documents, and that there exists no other action, condition or event which with the giving of notice or lapse of time or both would constitute a default. As requested, my chief financial officer or my independent accountant will also provide you with computations demonstrating compliance with any financial covenants and ratios contained in this Agreement. If an action, condition or event of default does exist, the certificate must accurately and fully disclose the extent and nature of this action, condition or event and state what must be done to correct it,

K. Use of Loan Proceeds. I will not permit the loan proceeds to be used to purchase, carry, reduce, or retire any loan originally incurred to purchase or carry any margin stock or otherwise cause the Loan to violate Federal Reserve Board Regulations U or X, or Section 8 of the Securities and Exchange Act of 1934 and its regulations, as amended.

L. Dispose of No Assets. Without your prior written consent or as the Loan Documents permit, I will not sell, lease, assign, transfer, dispose of or otherwise distribute all or substantially all of my assets to any person other than in the ordinary course of business for the assets’ depreciated book value or more.

M. No Other Liens. I will not create, permit or suffer any lien or encumbrance upon any of my properties for or by anyone, other than you, except for:

nonconsensual liens imposed by law arising out of the ordinary course of business on obligations that are not overdue or which I am contesting in good faith after making appropriate reserves; valid purchase money security interests on personal property; or any other liens specifically agreed to by you in writing,

N. Guaranties. I will not guaranty or become liable in any way as surety, endorser (other than as endorser of negotiable instruments in the ordinary course of business) or accommodation endorser or otherwise for the debt or obligations of any other person or entity, except to you or as you otherwise specifically agree in writing.

0. No Default under Other Agreements. I will not allow to occur, or to continue unremedied, any act, event or condition which constitutes a default , or which, with the passage of time or giving of notice, or both, would constitute a default under any agreement, document, instrument or undertaking to which I am a party or by which I may be bound.

P. Legal Disputes. I will promptly notify you in writing of any threatened or pending lawsuit, arbitration or other proceeding against me or any of my property, not identified in my financial statements, or that singly or together with other proceedings may materially and adversely affect my property, operations, financial condition or business. I will use my best efforts to bring about a favorable and speedy result of any of these lawsuits, arbitrations or other proceedings.

Q. Other Notices. I will immediately provide you with any information that may materially and adversely affect my ability to perform this Agreement and of its anticipated effect.

R. No Change in Capital. I will not release, redeem, retire, purchase or otherwise acquire, directly or indirectly, any of my capital stock or other equity security or partnership interest, or make any change in my capital structure, except to the extent required by any agreements signed prior to this Agreement and disclosed to you or with your prior written consent,

S. Loan Obligations. I will make full and timely payment of all principal and interest obligations. and comply with the other terms and agreements contained in this Agreement and in the other Loan Documents,

T. Insurance, I will obtain and maintain insurance with insurers, in amounts and coverages that era acceptable to you and customary with industry practice. This may include without limitation insurance policies for public liability, fire, hazard and extended risk, workers compensation, and, at your request, business interruption and/or rent loss insurance. I will keep the Property insured against the risks reasonably associated with the Property. This insurance will last until the Property is released from this Agreement. I may choose the insurance company, subject to your approval, which will not be unreasonably withheld. At your request, I will deliver to you certified copies of all of these insurance policies, binders or certificates, I will obtain and maintain a mortgagee or lender lost payee endorsement for you when these endorsements are available, I will immediately notify you of cancellation or termination of insurance, I will require all insurance policies to provide you with at least 10 days prior written notice to you of cancellation or modification, I consent to you using or disclosing information relative to any contract of insurance required by the Loan for the purpose of replacing this Insurance, I also authorize my insurer and you to exchange all relevant information related to any contract of insurance required by any document executed as pert of this Loan.

You may apply the insurance proceeds toward which is owned on the Secured Debts, You may require added security as a condition of permitting any insurance proceeds to be used to repair or replace the Property.

If you acquire the Property in damaged condition, my right to any insurance policies and proceeds will pass to you to the extent of the Secured Debts,

If I fail to keep the Property insured, you may obtain insurance to protect your interest in the Property and I will pay for the insurance on your demand. Your may demand that I pay for the insurance all at once, or you may add the insurance premiums to the balance of the Secured Debts and charge interest on it at the rate that applies to the Secured Debts. This insurance may include coverages not originally required of me, may be written by a company other than one would choose, and may be written at a higher rate than I could obtain if I purchased the insurance. I acknowledge and agree that you or one of your affiliates may receive commissions on the purchase of this insurance.

U. Property Maintenance. I will keep all tangible and intangible property that I consider necessary or useful in my business in good working condition by making all needed repairs, replacements and improvements and by making all rental, lease or other payments due on this property.

V. Property Loss. I will immediately notify you, and the insurance company when appropriate, of any material casualty, loss or depreciation to the Property or to my other property that affects my business.

W. Accounts Receivable Collection. I will collect and otherwise enforce all of my unpaid Accounts Receivable at my cost and expense, until you end my authority to do so, which you may do at any time to protect your best interests. I will not sell, assign or otherwise dispose of any Accounts Receivable without your written consent. I will not commingle the Accounts Receivable proceeds with any of my other property.

X. Reserves. You may set aside and reserve Loan proceeds for Loan interest, fees and expenses, taxes, end insurance. I grant you a security interest in the reserves.

No interest will accrue on any reserve Loan proceeds. Disbursement of reserves is disbursement of the Loan’s proceeds, At my request, you will disburse the reserves for the purpose they were set aside for, as long as I am not in default under this Agreement. You may directly pay these reserved items, reimburse me for payments I made, or reduce the reserves and increase the Loan proceeds available for disbursement.

Y. Additional Taxes. I will pay all filing and recording costs and fees, including any recordation, documentary or transfer taxes or stamps, that are required to be paid with respect to this Loan and any Loan Documents.

Z. Additional Covenants. CROWN BANK WILL REQUIRE THE BORROWER TO MAINTAIN A MINIMUM 4 MONTH FUNDED INTEREST RESERVE AT CROWN BANK UNTIL CLOSING OF SECONDARY OFFERING. AT THAT TIME, THE INTEREST RESERVE WILL BE FUNDED TO EQUAL REMAINING INTEREST DUE ON LOAN THROUGH MATURITY AND INTEREST PAYMENTS MAY BE DRAWN FROM THE ACCOUNT.  THE TERMAS AND CONDITIONS OF THIS COMMERCIAL LOAN AND SECURITY AGREEMENT DATED OCTOBER 10, 2007 SHALL NOT BE EFFECTIUVE UNTIL THE 4-MONTH INTEREST RESERVE IS FUNDED.

8. DEFAULT. I will be in default if any of the following occur:

A. Payments. I fail to make a payment in full when due.

B. Insolvency or Bankruptcy. The death, dissolution or insolvency of, appointment of a receiver by or on behalf of, application of any debtor relief law, the” C... assignment for the benefit of creditors by or on behalf of, the voluntary or involuntary termination of existence by, or the commencement of any proceeding under any present or future federal or state insolvency, bankruptcy, reorganization, composition or debtor relief law by or against me or any co-signer, endorser, surety or guarantor of this Agreement or any other obligations I have with you.

C. Business Termination. I merge, dissolve, reorganize, end my business or existence, or a partner or majority owner dies or is declared legally incompetent.

D. Failure to Perform. I fail to perform any condition or to keep any promise or covenant of this Agreement.

E. Other Documents. A default occurs under the terms of any other Loan Document.

F. Other Agreements. I am in default on any other debt or agreement I have with you.

G. Misrepresentation. I make any verbal or written statement or provide any financial information that is untrue, inaccurate, or conceals a material fact at the time it is made or provided.

H. Judgment. I fail to satisfy or appeal any judgment against me.

I. Forfeiture. The Property is used in a manner or for a purpose that threatens confiscation by a legal authority,

J. Name Change. I change my name or assume an additional name without notifying you before making such a change,

K. Property Transfer. I transfer all or a substantial part of my money or property.

L. Property Value. You determine in good faith that the value of the Property has declined or is impaired.

M. Material Change. Without first notifying you, there is a material change in my business, including ownership, management, and financial conditions.

N. Insecurity. You determine in good faith that a material adverse change has occurred in my financial condition from the conditions set forth in my most recent financial statement before the date of this Agreement or that the prospect for payment or performance of the Loan is impaired for any reason.

9. REMEDIES. After I default, you may at your option do any one or more of the following.

A. Acceleration. You may make all or any part of the amount owing by the terms of the Loan immediately due, If I am a debtor in a bankruptcy petition or in an application filed under section 5(a)(3) of the Securities Investor Protection Act, the Loan is automatically accelerated and immediately due and payable without notice or demand upon filing of the petition or application,

B. Sources. You may use any and all remedies you have under state or federal law or in any Loan Document.

C. Insurance Benefits. You may make a claim for any and all insurance benefits or refunds that may be available on my default.

D. Payments Made On My Behalf. Amounts advanced on my behalf will be immediately due and may be added to the balance owing under the terms of the Loan, and accrue interest at the highest post-maturity interest rate.

E. Set-Off. You may use the right of set-off, This means you may set-off any amount due and payable under the terms of the Loan against any right I have to receive money from you.

My right to receive money from you includes any deposit or share account balance I have with you; any money owed to me on an item presented to you or in your possession for collection or exchange; and any repurchase agreement or other non-deposit obligation. “Any amount due and payable under the terms of the Loan” means the total amount to which you are entitled to demand payment under the terms of the Loan at the time you set-off.

Subject to any other written contract, if my right to receive money from you is also owned by someone who has not agreed to pay the Loan, your right of set- off will apply to my interest in the obligation and to any other amounts I could withdraw on my sole request or endorsement.

Your right of set-off does not apply to an account or other obligation where my rights arise only in a representative capacity, It also does not apply to any Individual Retirement Account or other tax-deferred retirement account.

You will not be liable for the dishonor of any check when the dishonor occurs because you set-off against any of my accounts, I agree to hold you harmless from any such claims arising as a result of your exercise of your right of set-off.

F. Assembly of Property. You may require me to gather the Property and make it available to you in a reasonable fashion.

G. Repossession. You may repossess the Property so long as the repossession does not involve a breach of the peace. You may sell, lease or otherwise dispose of the Property as provided by law, You may apply what you receive from the disposition of the Property to your expenses, your attorneys’ fees and legal expenses (where not prohibited by law), and any debt I owe you. If what you receive from the disposition of the Property does not satisfy the debt, I will be liable for the deficiency (where permitted by law). In some cases, you may keep the Property to satisfy the debt.

Where a notice is required, I agree that ten days prior written notice sent by first class mail to my address listed in this Loan Agreement will be reasonable notice to me under the Minnesota Uniform Commercial Code. If the Property is perishable or threatens to decline speedily in value, you may, without notice to me, dispose of any or all of the Property in a commercially reasonable manner at my expense following any commercially reasonable preparation or processing. If any items not otherwise subject to this Loan Agreement are contained in the Property when you take possession, you may hold these items for me at my risk and you will not be liable for taking possession of them.

H. Use and Operation. You may enter upon my premises and take possession of all or any part of my property for the purpose of preserving the Property or its value, so long as you do not breach the peace. You may use and operate my property for the length of time you feel is necessary to protect your interest, all without payment or compensation to me.

I. Waiver. Except as otherwise required by law, by choosing any one or more of these remedies you do not give up your right to use any other remedy. You do not waive a default if you choose not to use a remedy. By electing not to use any remedy, you do not waive your right to later consider the event a default and to use any remedies if the default continues or occurs again,

10. COLLECTION EXPENSES AND ATTORNEYS’ FEES. On or after Default, to the extent permitted by law, I agree to pay all expenses of collection, enforcement or protection of your rights and remedies under this Agreement or any other Loan Document, Expenses include, but are not limited to, attorneys’ fees, court costs and other legal expenses. If not paid immediately, these expenses will bear interest from the date of payment until paid in full at the highest interest in effect as provided in the terms of this Loan. All fees and expenses will be secured by the Property I have granted to you, if any. In addition, to the extent permitted by the United States Bankruptcy Code, I agree to pay the reasonable attorneys’ fees incurred by you to protect your rights and interests in connection with any bankruptcy proceedings initiated by or against me.

11. APPLICABLE LAW. This Agreement is governed by the laws of Minnesota, the United States of America, and to the extent required, by the laws of the jurisdiction where the Property is located, except to the extent such state laws are preempted by federal law. In the event of a dispute, the exclusive forum, venue and place of jurisdiction will be in Minnesota, unless otherwise required by law.

12. JOINT AND INDIVIDUAL LIABILITY AND SUCCESSORS. My obligation to pay the Loan is independent of the obligation of any other parson who has also agreed to pay it. You may sue me alone, or anyone else who is obligated on the Loan, or any number of us together, to collect the Loan. Extending the Loan or new obligations under the Loan, will not affect my duty under the Loan and I will still be obligated to pay the Loan. You may assign all or part of your rights or duties under this Agreement or the Loan Documents without my consent. If you assign this Agreement, all of my covenants, agreements, representations end warranties contained in this Agreement or the Loan Documents will benefit your successors and assigns. I may not assign this Agreement or any of my rights under it without your prior written consent. The duties of the Loan will bind my successors and assigns.

13. AMENDMENT. INTEGRATION AND SEVERABILITY. This Agreement may not be amended or modified by oral agreement. No amendment or modification of this Agreement is effective unless made in writing and executed by you and me. This Agreement and the other Loan Documents are the complete and final expression of the understanding between you and me. If any provision of this Agreement is unenforceable, then the unenforceable provision will be severed and the remaining provisions will still be enforceable.

14. INTERPRETATION. Whenever used, the singular includes the plural and the plural includes the singular. The section headings are for convenience only and are not to be used to interpret or define the terms of this Agreement.

15. NOTICE, FINANCIAL REPORTS AND ADDITIONAL DOCUMENTS. Unless otherwise required by law, any notice will be given by delivering it or mailing it by first class mail to the appropriate party’s address listed in the DATE AND PARTIES section, or to any other address designated in writing. Notice to one Borrower will be deemed to be notice to all Borrowers. I will inform you in writing of any change in my name, address or other application information. I will provide you any financial statement or information you request. All financial statements and information I give you will be correct and complete. I agree to sign, deliver, and file any additional documents or certifications that you may consider necessary to perfect, continue, and preserve my obligations under this Loan and to confirm your lien status on any Property. Time is of the essence.

16. SIGNATURES. By signing, I agree to the terms contained in this Agreement. I also acknowledge receipt of a copy of this Agreement.

BORROWER:
PROURCARE MEDICAL INC.

/s / RICK CARLSON
RICK CARLSON. CEO